UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 30, 2005

(Date of earliest event reported)

DEERE & COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place
Moline, Illinois 61265
(Address of principal executive offices and zip code)

(309) 765-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

Establishment of Performance Goals for Cash Bonus Plans

The Compensation Committee of the Deere & Company board of directors has established specific performance goals for fiscal 2006 under the John Deere Performance Bonus Plan and for the four year performance period beginning November 1, 2005 under the John Deere Mid-Term Incentive Bonus Plan.

John Deere Performance Bonus Plan

Under the Performance Bonus Plan, the Committee has established operating return on operating assets (OROA) of the equipment divisions and return on equity (ROE) of the financial services divisions as the performance measures for fiscal 2006.  Operating return on operating assets is defined as operating profit before provisions for annual and mid-term bonuses divided by average identifiable assets during the fiscal year with inventories valued at standard cost.  Return on equity is defined as net income before provisions for annual and mid-term bonuses divided by average equity over the fiscal year.  Beginning in fiscal 2006, if the goodwill of a new acquisition is in excess of 0.5% of total operating assets of the division, the goodwill is phased in to the asset base evenly over a five-year period.  The objective is to encourage investments in sound acquisitions that may include goodwill, while still requiring effective integration and management of new businesses in a timely manner.

The OROA and ROE calculations can be summarized as follows:

OROA:

  Operating profit (after provisions for annual and mid-term bonuses)

+Provisions for annual performance bonuses

+Provisions for mid-term incentive bonuses

=Adjusted operating profit

OROA = Adjusted operating profit/Average identifiable assets with inventories at standard cost and significant goodwill phased in over five years

ROE:

  Net income (after taxes and provisions for annual and mid-term performance bonuses)

+Provisions for mid-term incentive bonuses (net of income taxes)

=Adjusted net income

ROE = Adjusted net income/Average equity with significant goodwill phased in over five years

The OROA goals are adjusted based on the percent of annual actual sales to annual normal sales for each equipment division. The OROA performance goals are higher when sales volumes are greater. Normal sales volumes are reviewed annually for possible changes based on exchange rates, new and discontinued products, and other assumptions. The ROE goals for the credit division are adjusted for the actual mix of business that is subsidized by John Deere and business that is not subsidized.  ROE goals are higher for non-subsidized business.  The ROE goals for the credit division shown in the table below are based on a mix of approximately 70% subsidized business and 30% non-subsidized business.  The actual business mix may differ from these estimates.

The weighting and the minimum, target and maximum fiscal 2006 Performance Bonus Plan performance measures at normal sales volumes for employees of the corporate headquarters, including all executive officers, are as follows:

		Goals
Performance Measure	Award Weighting	Minimum	Target	Maximum
Agricultural Division OROA	40%	8.00%	12.00%	20.00%
Construction & Forestry Division OROA	20%	8.00%	12.00%	20.00%
Commercial & Consumer Division OROA	20%	8.00%	12.00%	20.00%
John Deere Credit ROE	18%	12.35%	13.23%	14.11%
John Deere Health Care ROE	2%	9.00%	13.00%	16.00%

The OROA goals for the equipment divisions are adjusted based on the percent of annual actual sales to annual normal sales for each equipment division. For example, the OROA goals at 80% and 120% of normal sales volumes are as follows:

Actual Sales	OROA Goals
Volume	Minimum	Target	Maximum
80% of Normal	0%	8%	12%
120% of Normal	12%	20%	28%

John Deere Mid-Term Incentive Bonus Plan

Under the Mid-Term Incentive Bonus Plan the Committee has established shareholder value added (SVA) as the performance measure for the four year performance period beginning November 1, 2005.  SVA is defined as operating profit before income taxes and provisions for mid-term performance bonuses, less an estimated pretax cost of capital employed.  SVA is computed and accrued for each fiscal year. The annual amounts are aggregated to determine performance for the four year performance period. Accruals are adjusted accordingly each fiscal year. For purposes of determining SVA, each of the equipment divisions is assessed a pretax cost of assets, which on an annual basis is 12 percent of the division’s average identifiable operating assets during the applicable period with inventory at standard cost.  Management believes that valuing inventories at standard cost more closely approximates the current cost of inventory and the Company’s investment in the asset.  Financial services is assessed a pretax cost of equity, which on an annual basis is approximately 18 to 19 percent of its average equity during the period plus the average allowance for doubtful receivables. The cost of assets or equity, as applicable, is deducted from the operating profit of the equipment divisions or financial services to determine the amount of SVA for the performance period.  For this purpose, the operating profit of the financial services division is income before income taxes and changes to the allowance for doubtful receivables.  The average equity and operating profit of financial services are adjusted for the allowance for doubtful receivables in order to more closely reflect credit losses on a write-off basis.

Beginning in fiscal 2006, if the goodwill of a new acquisition is in excess of 0.5% of total operating assets of the division, for purposes of computing the estimated cost of capital or equity, the goodwill is phased in to average assets or average equity, as the case may be, evenly over a five-year period.  The objective is to encourage investments in sound acquisitions that may include goodwill, while still requiring effective integration and management of new businesses in a timely manner.

The SVA calculations for the equipment divisions and financial services can be summarized as follows:

SVA of equipment operations:

  Operating profit (before income taxes)

+Provisions for mid-term incentive bonuses

—Estimated cost of capital ((average identifiable assets with inventories at standard cost and significant goodwill phased in over five years) x 12%)

=SVA of equipment operations

SVA of financial services:

  Operating profit (before incomes taxes and changes to the allowance for doubtful receivables)

+Provisions for mid-term incentive bonuses

—Estimated cost of equity ((average equity plus average allowance for doubtful receivables and significant goodwill phased in over five years) x  18% to 19%)

=SVA of financial services

The Committee also established that no awards will be paid under the Mid-Term Incentive Bonus Plan unless at least $1,000,000 of SVA is generated for the performance period and the maximum award will be earned if $3,000,000,000 of SVA is generated during the performance period.  Target awards will be earned if $1,500,000,000 of SVA is generated during the performance period. The Mid-Term Incentive bonuses paid to employees also depend upon the amount of SVA allocated by the Committee for bonuses for the performance period and the number of employees participating in the performance period.

Item 8.01	Other Events

The following is the text of a press release issued by Deere & Company on November 30, 2005

DEERE ANNOUNCES FURTHER SHARE REPURCHASE, BOOSTS DIVIDEND OVER 25%

MOLINE, Illinois (November 30, 2005) — The Deere & Company board of directors today authorized the repurchase of up to 26 million additional shares of common stock and raised the quarterly dividend rate by more than 25 percent, to 39 cents a share. “These actions support our goals for creating superior long-term value for investors,” said Robert W. Lane, chairman and chief executive officer. “They reflect our confidence in Deere’s future direction and its ability to produce strong levels of cash flow over time. In addition, the company remains committed to funding the research and capital programs necessary to meet our future growth objectives.” The repurchase authorization positions Deere for an initial target of 215 million shares outstanding, according to Lane.

Deere’s announcement is the latest in a series of steps to return cash to shareholders in a manner that optimizes long-term value. Since early 2004, the company has repurchased $1.1 billion of stock under previous authorizations and has now raised the dividend rate on three occasions by a combined 77 percent. Under the program announced today, repurchases of Deere stock will be made from time to time, at the company’s discretion, in the open market and through privately negotiated transactions. Fully diluted shares outstanding totaled 239 million at the end of October. The 39-cent dividend is payable February 1, 2006, to stockholders of record on December 31, 2005.

Safe Harbor Statement

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including projections regarding future dividends, share repurchases and retirement benefit contributions, are based on current expectations and are subject to uncertainty and changes in circumstances. More detailed information about risks and uncertainties is contained in Deere & Company filings with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT
Secretary

Dated: November 30, 2005